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                                                                    EXHIBIT 4.01


             FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               AT HOME CORPORATION
                            (A DELAWARE CORPORATION)


               AT HOME CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

               FIRST. The name of the Corporation is At Home Corporation. The original Certificate of Incorporation of the Corporation was filed on March 28, 1995. An Amended and Restated Certificate of Incorporation was filed on August 29, 1995, a Second Amended and Restated Certificate of Incorporation was filed on August 1, 1996, a Certificate of Retirement was filed on August 2, 1996, a Third Amended and Restated Certificate of Incorporation was filed on August 14, 1996, a Certificate of Amendment was filed on April 11, 1997, a Certificate of Designation of Series C Convertible Participating Preferred Stock was filed on April 11, 1997, a Certificate of Amendment was filed on July 15, 1997, a Fourth Amended and Restated Certificate of Incorporation was filed on July 16, 1997 and a Certificate of Amendment was filed on July 9, 1998. The name under which the Corporation was originally incorporated is "at Home Corporation."

               SECOND. Pursuant to Section 242(b) of the Delaware General Corporation Law (the "DGCL") the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of each class of the outstanding stock entitled to vote as a class has approved, this Fifth Amended and Restated Certificate of Incorporation of the Corporation, which amends and restates the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as amended. This Fifth Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 245 of the DGCL.

               THIRD. Pursuant to Sections 242 and 245 of the DGCL, the text of the Fourth Amended and Restated Certificate of Incorporation is hereby restated to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

               The name of the Corporation is At Home Corporation.

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                                   ARTICLE II
                                REGISTERED OFFICE

               The address of the registered office of the Corporation in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is RL&F Service Corp.

                                   ARTICLE III
                                     PURPOSE

               The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV
                                AUTHORIZED STOCK

               The total number of shares of capital stock which the Corporation shall have authority to issue is seven hundred twenty-nine million three hundred sixty-nine thousand four hundred fourteen (729,369,414) shares, of which seven hundred nineteen million seven hundred nineteen thousand four hundred fourteen (719,719,414) shares shall be common stock with a par value of $.01 per share ("COMMON STOCK"), and nine million six hundred fifty thousand (9,650,000) shares shall be preferred stock with a par value of $.01 per share ("PREFERRED STOCK"). Said shares of Common Stock and Preferred Stock shall be divided into the following series:

               (a) Six hundred eighty three million seven hundred thousand (683,700,000) shares of Common Stock shall be of a series designated as "SERIES A COMMON STOCK";

               (b) Thirty million eight hundred thousand (30,800,000) shares of Common Stock shall be of a series designated as "SERIES B COMMON STOCK";

               (c) Five million two hundred nineteen thousand four hundred fourteen (5,219,414) shares of Common Stock shall be of a series designated as "SERIES K COMMON Stock"; and

               (d) Nine million six hundred fifty thousand (9,650,000) shares of Preferred Stock, which are undesignated as to series and are issuable in accordance with the provisions of Section C of this Article IV (the "SERIES PREFERRED STOCK").

               Upon the filing of this Fifth Amended and Restated Certificate of Incorporation, (i) each outstanding share of the Corporation's Series A Common Stock shall be subdivided and split into two (2) shares of Series A Common Stock of the Corporation; (ii) each outstanding share of the Corporation's Series B Common Stock shall be subdivided and split into two (2) shares of Series B Common Stock of the Corporation; and (iii) each outstanding share of the Corporation's Series K Common Stock shall be subdivided and split into two (2) shares of Series K Common Stock of


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the Corporation. The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences, privileges and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:

                                   SECTION A
                              CERTAIN DEFINITIONS

               Unless the context otherwise requires, the terms defined in this Section A shall have, for all purposes of this Certificate, the meanings herein specified:

               "BOARD OF DIRECTORS" or "BOARD" shall mean the Board of Directors of the Corporation and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Corporation with respect to such matter.

               "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

               "CAPITAL STOCK" shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

               "CERTIFICATE" shall mean this Fifth Amended and Restated Certificate of Incorporation of the Corporation, as it may from time to time hereafter be amended or restated.

               "CONVERTIBLE COMMON STOCK" shall mean the Series B Common Stock and the Series K Common Stock, collectively.

               "IPO" shall mean the closing of an initial public offering of the Series A Common Stock.

               "1933 ACT" shall mean the Securities Act of 1933, as amended.

               "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

               "SERIES A COMMON STOCK" shall mean the Series A Common Stock, par value $.01 per share, of the Corporation.

               "SERIES B COMMON STOCK" shall mean the Series B Common Stock, par value $.01 per share, of the Corporation.

               "SERIES K COMMON STOCK" shall mean the Series K Common Stock, par value $.01 per share, of the Corporation.


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                                    SECTION B
                  SERIES A, SERIES B AND SERIES K COMMON STOCK

               Each share of the Series A Common Stock, each share of the Series B Common Stock and each share of Series K Common Stock shall, except as otherwise provided in this Section B, be identical in all respects and shall have equal rights and privileges.

               1.     Voting Rights.

                      (a) General Voting Rights.

                      Holders of Series A Common Stock shall be entitled to one vote for each share of such stock held, holders of Series B Common Stock shall be entitled to ten votes for each share of such stock held, and holders of Series K Common Stock shall be entitled to one vote for each share of such stock held on all matters presented to the holders of Common Stock of the Corporation. Except as otherwise provided in this Certificate and except as may otherwise be required by the DGCL or, with respect to any series of Series Preferred Stock, in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by this Certificate, the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock, the holders of shares of Series K Common Stock and the holders of shares of each series of Preferred Stock entitled to vote thereon, if any, shall vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of Series A Common Stock, of Series B Common Stock, of Series K Common Stock or of any other class or series of stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock, the holders of shares of Series K Common Stock or the holders of shares of any such series of Preferred Stock shall be required for the approval of any such matter.


                      (b) Election of Series Common Stock Directors.


                             (i) So long as there are not less than 10,000,000
                      shares of Series B Common Stock outstanding, the holders of Series B Common Stock, voting separately as a single series, shall have the exclusive right, acting by written consent given in accordance with paragraph 1(b)(vi) below or by vote at a meeting called for that purpose, to elect five directors to the Board of Directors (such directors elected by the holders of the Series B Common Stock are hereinafter collectively referred to as the "SERIES B COMMON STOCK DIRECTORS").

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                                    In the event that the holders of Series B
                      Common Stock are entitled to elect any Series B Common Stock Director(s), then so long as there are any shares of Series A Common Stock outstanding, the holders of Series A Common Stock, voting separately as a single series, shall have the right, acting by written consent given in accordance with paragraph 1(b)(vi) below or by vote at a meeting called for that purpose, to elect two directors, each of whom must qualify as an Outside Director as defined in Section B(1) of Article V of this Certificate, to the Board of Directors (such directors elected by the holders of the Series A Common Stock are hereinafter referred to as the "SERIES A COMMON STOCK DIRECTORS," and together with the Series B Common Stock Directors, the "SERIES COMMON STOCK DIRECTORS").

                             (ii) Each Series Common Stock Director shall hold
                      such position until the earliest of the next meeting or written consent of stockholders entitled to vote on the election of said director, his resignation or his removal.

                             (iii) At any meeting of stockholders having as a
                      purpose the election of directors by holders of the Series A Common Stock and/or holders of the Series B Common Stock, as the case may be, the presence, in person or by proxy, of the holders of a majority of the shares of the applicable series of Common Stock entitled to vote in such election then outstanding shall be required and be sufficient to constitute a quorum of such series for the election of any director by such holders. Each Series Common Stock Director to be elected at such meeting shall be elected by a plurality of the votes of the shares of the applicable series of Common Stock present in person or represented by proxy at such meeting and entitled to vote in the election of such Series Common Stock Director or by written consent of the holders of such shares given in accordance with paragraph 1(b)(vi) below. At any such meeting or adjournment thereof, (i) the absence of a quorum of such holders of Series A Common Stock or Series B Common Stock, as the case may be, shall not prevent the election of the directors to be elected by the holders of shares other than the series of Common Stock the holders of which do not constitute a quorum for such election at such meeting, and the absence of a quorum of holders of shares other than the Series A Common Stock or Series B Common Stock shall not prevent the election of the directors to be elected by the holders of the Series A Common Stock or Series B Common Stock, as the case may be, and (ii) in the absence of a quorum of holders of (x) shares of the Series A Common Stock or Series B Common Stock, (y) shares other than the Series A Common Stock or Series B Common Stock, or (z) shares of all such classes and series, holders of a majority of the shares, present in person or by proxy, of each class or series of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which such class or series is entitled to elect, from time to time, without notice


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                      (subject to applicable law) other than announcement at the meeting, until a quorum shall be present.

                             (iv) Except as provided in paragraph 1(b)(v), any
                      vacancy in the office of a Series Common Stock Director occurring during the effectiveness of the applicable provisions of paragraph 1(b)(i) shall be filled solely by the holders of the series of Common Stock entitled to vote for such Series Common Stock Director by vote of such holders as provided in paragraph 1(b)(iii) above at a meeting called for such purpose or by written consent of such holders given in accordance with paragraph 1(b)(vi) below.

                             (v) A Series Common Stock Director may be removed
                      without cause by the vote or by written consent of the holders of a majority of the outstanding shares of Series A Common Stock or Series B Common Stock, as the case may be, which elected such Series Common Stock Director. Any vacancy in the office of a Series Common Stock Director shall be filled by the affirmative vote of the holders of a majority of the outstanding shares of the applicable series of Common Stock entitled to elect the Series Common Stock Director so removed at a meeting, which may be the same meeting at which the removal of such Series Common Stock Director was voted upon, or by written consent of the holders of such series of Common Stock given in accordance with paragraph 1(b)(vi) below; provided, however, that if there is a vacancy in the office of one of the two Series A Common Stock Directors, the remaining Series A Common Stock Director shall have the power to fill the vacancy. Any director elected to fill a vacancy shall serve the same remaining term as that of his or her predecessor and until his or her successor has been chosen and has qualified.

                             (vi) With respect to actions by the holders of the
                      Series A Common Stock, Series B Common Stock or Series K Common Stock upon those matters on which such holders are each entitled to vote separately as a separate series, such actions may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of Series A Common Stock, Series B Common Stock or Series K Common Stock, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such series of Series A Common Stock, Series B Common Stock or Series K Common Stock entitled to vote thereon were present and voted, and shall be delivered to the Corporation as provided in the DGCL. Notice shall be given in accordance with the applicable provisions of the DGCL of the taking of corporate action without a meeting by less than unanimous written consent.

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                             (vii) The right of the holders of any series of
                      Common Stock to elect Series Common Stock Directors shall be in addition to their right to vote, together as a single class with the holders of the Series A Common Stock, Series B Common Stock and Series K Common Stock and any series of Preferred Stock so entitled to vote, acting by written consent or by vote at a meeting called for the purpose of election of directors, in the election of all Additional Directors, as defined in Section A(2) of
                      Article V of this Certificate.

               2.     Conversion Rights.

                      Each share of Series B Common Stock shall be convertible at any time, at the option of the holder thereof, into one share of Series A Common Stock. Each share of Series K Common Stock shall be convertible at any time, at the option of the holder thereof, into one share of Series A Common Stock. Any such conversion may be effected by any holder of any series of Convertible Common Stock by surrendering such holder's certificate or certificates for the series of Convertible Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Convertible Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of such series of Convertible Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Series A Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Series A Common Stock to which such holder shall be entitled as herein provided (provided that the Corporation will use commercially reasonable efforts to make such delivery within two Business Days after receipt of the certificate or certificates, notice, and if required, instruments of transfer referred to above). Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the Person or Persons entitled to receive the Series A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Series A Common Stock on that date; provided, however, that the conversion may, at the option of any holder surrendering Convertible Common Stock for conversion, be conditioned upon notice by such holder to the Corporation of the occurrence of any specified event. A number of shares of Series A Common Stock equal to the number of shares of Series B Common Stock and Series K Common Stock, respectively, outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Series B Common Stock and of Series K Common Stock, respectively. Shares of Series B Common Stock and Series K Common Stock that have been converted hereunder shall be retired and shall not be reissued. Shares of Series A Common Stock shall not be convertible into shares of Series B Common Stock or Series K Common Stock.


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               3. Dividends. Subject to paragraph 4 of this Section B, whenever a dividend is paid to the holders of one series of Common Stock, the Corporation also shall pay to the holders of all other series of Common Stock a dividend per share equal to the dividend per share paid to the holders of such first series of Common Stock. Dividends shall be payable only if, as and when declared by the Board of Directors out of the assets of the Corporation legally available therefor.

               4. Share Distributions. If at any time a distribution paid in Series A Common Stock, Series B Common Stock, Series K Common Stock or any other securities of the Corporation or any other Person (hereinafter sometimes called a "SHARE DISTRIBUTION") is to be made with respect to the Series A Common Stock, Series B Common Stock or Series K Common Stock, such share distribution may be declared and paid only as follows:

                      (a) a share distribution consisting of shares of Series A Common Stock (or any securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series A Common Stock) to holders of Series A Common Stock, Series B Common Stock and Series K Common Stock, on an equal per share basis; or consisting of shares of Series A Common Stock (or securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series A Common Stock) to holders of Series A Common Stock and, on an equal per share basis, shares of Series B Common Stock (or securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series B Common Stock) to holders of Series B Common Stock and, on an equal per share basis, shares of Series K Common Stock (or securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series K Common Stock) to holders of Series K Common Stock; and

                      (b) a share distribution consisting of any class or series of securities of the Corporation or any other Person other than as described in paragraph 4(a) above, on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A Common Stock, Series B Common Stock and Series K Common Stock or on the basis of a distribution of different classes or series of securities to holders of Series A Common Stock, Series B Common Stock and Series K Common Stock, provided that (i) the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exercisable or exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, (ii) such rights and provisions shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions among the Series A Common Stock, the Series B Common Stock and the Series K Common Stock and (iii) in each case such distribution is otherwise made on an equal per share basis.

                      The Corporation shall not reclassify, subdivide or combine any series of Common Stock without reclassifying, subdividing or combining all other series of Common Stock, on an equal per share basis.
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               5. Liquidation and Dissolution. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of Series A Common Stock, the holders of Series B Common Stock, the holders of Series K Common Stock and the holders of any class or series of Preferred Stock entitled to participate in such distribution shall share equally, on a share for share basis (on an as converted into Common Stock basis with respect to any shares of Preferred Stock which are convertible into Common Stock, unless the designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock provide otherwise), in the assets of the Corporation remaining for distribution to holders of Common Stock. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 5.

               6. Limitation on Issuance of Series B Common Stock and of Series K Common Stock. No shares of Series B Common Stock shall be issued except pursuant to paragraph 4 of this Section B or upon conversion of shares of any series of Series Preferred Stock which have been authorized in accordance with this Certificate, having the right to convert into shares of Series B Common Stock. No shares of Series K Common Stock shall be issued except pursuant to paragraph 4 of this Section B or upon conversion of shares of any series of Series Preferred Stock, which have been authorized in accordance with this Certificate, having the right to convert into shares of Series K Common Stock.

               7. Regulatory Matters. If any shares of Series A Common Stock which would be issuable upon conversion of shares of Convertible Common Stock require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. Without limiting the foregoing, if the conversion of shares of Convertible Common Stock shall be subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT AND RULES"), the Corporation shall promptly comply with any applicable filing or notice requirements under the HSR Act and Rules and use its reasonable commercial efforts to furnish the information required in connection therewith to the Federal Trade Commission and the Antitrust Division of the Department of Justice. If applicable, the Corporation shall use its reasonable commercial efforts to list (i) the shares of Series A Common Stock issuable upon conversion of the Series K Common Stock and (ii) the shares of Series A Common Stock issuable upon conversion of the Series B Common Stock, in each case prior to delivery of such shares of Series A Common Stock upon such conversion, on the principal national securities exchange (including, but not limited to, the Nasdaq National Market) on which the outstanding Series A Common Stock is listed at the time of such delivery.

                                    SECTION C
                             SERIES PREFERRED STOCK


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               The Series Preferred Stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted pursuant to Board Action (as hereinafter defined). The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

                      (i) the distinctive serial designations and the division
               of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

                      (ii) the dividend rate or amounts, if any, for the
               particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

                      (iii) the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

                      (iv) the right, if any, of the holders of a particular
               series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine; provided that no series of Series Preferred Stock shall have the right to convert into Series B Common Stock;

                      (v) the voting rights, if any, of the holders of a
               particular series;

                      (vi) the terms and conditions, if any, for the Corporation to purchase or redeem shares of a particular series; and

                      (vii) any other relative rights, powers, preferences and
               limitations of a particular series of the Series Preferred Stock.

               The Board of Directors, acting through Board Action, is authorized to exercise its authority with respect to fixing and designating various series of the Series Preferred Stock and determining the relative rights, powers and preferences thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Certificate.

               All shares of any one series of the Series Preferred Stock shall be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Series Preferred Stock, the holders of shares of such series shall have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Certificate of Designation for a series of Series Preferred Stock, no consent or vote of the holders of shares of Series Preferred Stock or any series thereof shall be required for any amendment to this Certificate that would increase the number of authorized shares of Series Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Series Preferred Stock or the number of authorized shares of any series thereof (but not below the number of shares of Series Preferred Stock or of such series, as the case may be, then outstanding).

               Except as may be provided by the Board of Directors in a Certificate of Designation or by law, shares of any series of Series Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall be retired and shall not be reissued.

                                    ARTICLE V
                                    DIRECTORS

                                    SECTION A
                             NUMBER AND DESIGNATION

               The governing body of the Corporation shall be a Board of Directors which shall consist of not less than three (3) and not more than seventeen (17) (the "MAXIMUM NUMBER") directors, with the exact number of directors constituting the entire Board of Directors (the "ENTIRE BOARD") to be specified from time to time in accordance with this Certificate by Board Action of the Board of Directors; provided, however, that the total number of directors constituting the Entire Board shall not be less than the total number (the "MINIMUM NUMBER") of (x) Series Common Stock Directors the holders of Common Stock are entitled to elect and (y) any directors the holders of any series of Series Preferred Stock, voting as a separate series of Preferred Stock and not with the holders of the Common Stock, are entitled to elect, which Minimum Number shall not be more than the Maximum Number.

               1. Series Common Stock Directors. The Series Common Stock Directors shall be elected by the holders of the applicable series of Common Stock, subject to, and in the manner provided in, Article IV of this Certificate.

               2. Additional Directors. At any meeting of stockholders having as a purpose the election of directors, to the extent that the total number of directors constituting the Entire Board exceeds the Minimum Number, any additional directors (the "ADDITIONAL DIRECTORS") shall be elected by the holders of the Common Stock and, if so fixed by the resolution or resolutions of the Board of Directors adopted by Board Action creating, designating and establishing such series of Series Preferred Stock, the holders of Series Preferred Stock, subject to, and in the manner provided in, Article IV of this Certificate.

                                    SECTION B
                                  BOARD ACTIONS

               1. Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this Certificate, the meanings herein specified:

               "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person.

               "ASSOCIATE" shall have the meaning set forth in Rule 405 under the Securities Act.

               "@HOME REPURCHASE RIGHT" has the meaning given to such term in the Master Distribution Agreement.

               "@HOME SERVICES" means the business of providing Internet connectivity service and Internet "backbone" service, which includes (without limitation) the following: (i) direct connectivity to the Internet through the development, packaging, marketing and distribution of a suite of branded Internet connectivity services and certain branded applications, including one or more custom browsers, for use by subscribers and information providers, together with connections to various on-line hosting services (such as America Online, Prodigy, CompuServe and MSN) and information providers, both in the United States and internationally (in countries where the Corporation is capable of providing such service), (ii) directory services and navigation services to content created by third parties, provided, however, that it is not contemplated that the Corporation would itself be a creator of content (other than with respect to content created as part of the Corporation's navigation services (such as the "video barker" and "templates" for the creation of navigation home pages), the aggregation and organization of content created by third parties and technological assistance to such third party creators), and (iii) systems for
(a) "backbone" transmission, (b) network management, and (c) billing and associated support functions.

               "BOARD ACTION" means, with respect to any matter considered by the Board of Directors or any committee thereof, the action of the Board or such committee with respect thereto for purposes of Section 141 of the DGCL, which action shall be deemed taken:

                             (i) in the case of action by the Board of
        Directors, by the approval of such action by:

                                    (a) with respect to any matter that is not a
        Related Party Transaction or a Related Party .Com Agreement or Related Party Promotional Agreement, (x) a majority of the members of the Board present at a meeting at which a quorum of the Board is present or a written consent to such action executed by all the members of the Board and (y) so long as the holders of Series B Common Stock are entitled to elect at least one Series B Common Stock Director, (1) as to matters that are not Supermajority Items or Unanimous Items, so long as the Series B Common Stock Directors are entitled to exercise the Special Director Approval Right, seventy-five percent (75%) (rounded up to the nearest whole number of directors) (or two-thirds if there are only three such directors, or 100% if there are only two such directors) of the total number of Series B Common Stock Directors or (2) with respect to any matter that is a Supermajority Item or a Unanimous Item, a Supermajority Vote or Unanimous Vote of the Series B Common Stock Directors;

                                    (b) with respect to any matter that is a
        Related Party Transaction, either (I)(x) a majority of the members of the Board present at a meeting at which a quorum of the Board is present, the notice of which meeting set forth the matter that is a Related Party Transaction and a reasonably detailed description of such matter, or by Special Written Consent; and (y) so long as the holders of Series B Common Stock are entitled to elect at least one Series B Common Stock Director, (1) seventy-five percent (75%) (rounded up to the nearest whole number of directors) (or two-thirds if there are only three such directors, or 100% if there are only two such directors) of the total number of Series B Common Stock Directors (regardless of whether or not such Series B Common Stock Directors are Disinterested Directors) and (2) a majority of the Series B Common Stock Directors who are Disinterested Directors; provided, however, that, so long as the holders of Series B Common Stock are entitled to elect at least one Series B Common Stock Director, in addition to the requirements set forth above in this paragraph (b)(I)(y)(2), (A) if the Related Party Transaction is a Supermajority Item, the approval of such Related Party Transaction shall require the affirmative vote or written consent of seventy-five percent (75%) (rounded up to the nearest whole number of directors) (or two-thirds if there are only three such directors, or 100% if there are only two such directors) of the total number of Series B Common Stock Directors who are Disinterested Directors; and (B) if the Related Party Transaction is a Unanimous Item, the approval of such Related Party Transaction shall require the affirmative vote or written consent of the total number of Series B Common Stock Directors (regardless of whether or not such directors are Disinterested Directors); or (II)(x) a majority of the members of the Board present at a meeting at which a quorum of the Board is present, the notice of which meeting set forth the matter that is a Related Party Transaction and a reasonably detailed description of such matter, or by Special Written Consent; and (y) so long as the holders of Series B Common Stock are entitled to elect a Series B Common Stock Director, all of the Series B Common Stock Directors (regardless of whether or not such Series B Common Stock Directors are Disinterested Directors); or

                                    (c) with respect to the approval of a
        Related Party .Com Agreement or Related Party Promotional Agreement, approval in accordance with clauses (y) or (z) of paragraph 5 below (but subject to paragraph 7 below), provided that no Board Action is required for such approval in the circumstances specified in clause (x) of paragraph 5;

                      (ii) in the case of action by any committee of the Board of Directors (other than the .Com Committee), by the approval of such action by: (a) either a majority of the members of such committee present at a meeting at which a quorum of such committee is present or a written consent to such action executed by all the members of such committee; and (b) so long as the holders of Series B Common Stock are entitled to elect at least one Series B Common Stock Director and the Series B Common Stock Directors are entitled to exercise the Special Director Approval Right, seventy-five percent (75%) (rounded up to the nearest whole number of directors) (or two-thirds if there are only three such directors, or 100% if there are only two such directors) of the total number of Series B Common Stock Directors; provided, however, that the approval of the Series B Common Stock Directors shall not be required in connection with the approval of any matter as to which the Board of Directors and the Series B Common Stock Directors have specifically provided in the specification of powers and duties of such committee by resolution or Bylaw approved by Board Action, that the approval of the Series B Common Stock Directors shall not be required; and

                      (iii) in the case of action by the .Com Committee, either
        (1) a majority of the total number of members of the .Com Committee or
        (2) a written consent to such action executed by all of the members of the .Com Committee.

               "CABLE PARENT" shall mean, as applicable, each of (i) TCI Internet Services, Inc., a Colorado corporation ("TCI SERVICES"), TCI.NET, Inc., a Delaware corporation ("TCI.NET"), TCI Communications, Inc., a Delaware corporation, and TCI Cable Investments Inc., a Delaware corporation (TCI Communications, Inc., TCI Cable Investments, Inc., TCI.NET and TCI Services collectively being a single Cable Parent), (ii) Comcast On-Line Communications, Inc., a Delaware corporation, and Comcast Cable Communications, Inc., a Delaware corporation (collectively being a single Cable Parent) and (iii) Cox Communications, Inc., a Delaware corporation. In addition, each Parent (as defined below) shall be entitled to designate one or more members of such Parent's Stockholder Group (as defined in the Stockholders' Agreement) to be included within the Cable Parent of such Parent's Stockholder Group. Any such additional entities are required to execute and deliver to the Corporation and each other Parent, an instrument, in form and substance reasonably acceptable to the Corporation, agreeing to be bound by the provisions of the Stockholders' Agreement applicable to the other Persons which are included within the Cable Parent of such Parent's Stockholder Group. Such designation shall not constitute an assignment by or release of any other Person which is a Cable Parent of such Stockholder Group.

               ".COM AGREEMENT" means any agreement between the Corporation (or any Cable Parent or a Controlled Affiliate thereof acting in the capacity of a sales agent by and on behalf of the Corporation pursuant to a sales agency agreement to be entered into by such Cable Parent or Controlled Affiliate and the Corporation, which agreement will, among other things, specify the terms and conditions upon which such Person may act as a sales agent for the Corporation, including specification of the terms upon which such Person may enter into a
 .Com Agreement
on the Corporation's behalf) and a content provider which provides (i) physical connectivity and access to the @Home Network (as defined in the Master Distribution Agreement) and (ii) for compensation, if any, to the Corporation in accordance with its charges therefor.

               "COMCAST" shall mean Comcast Corporation, a Pennsylvania corporation.

               "COMCAST STOCKHOLDER GROUP" has the meaning given to such term in the Stockholders' Agreement.

               "COMCAST SUB" shall mean Comcast PC Investments, Inc., a Delaware corporation, and any Controlled Affiliate of Comcast to which Company Securities are transferred in accordance with the terms of the Stockholders' Agreement.

               "COMPANY SECURITIES" has the meaning given to such term in the Stockholders' Agreement.

               "CONTROL" shall mean the direct or indirect power to direct the management and policies of any Person, whether through the ownership of voting securities, by contract, management agreement or otherwise.

               "CONTROLLED AFFILIATE" shall mean, as to any Person, any other Person which is Controlled by such Person; provided, however, that the Corporation shall not be deemed to be a Controlled Affiliate of any Parent or such Parent's Controlled Affiliates.

               "COX SUB" shall mean Cox @Home, Inc. a Delaware corporation, and any Controlled Affiliate of Cox Communications, Inc. to which Company Securities are transferred in accordance with the terms of the Stockholders' Agreement.

               "DISINTERESTED DIRECTORS" means any member of the Board of Directors who is not an interested director for purposes of DGCL Section 144(a); provided, however, that any director who is an officer, director, employee or partner of a Related Party shall, notwithstanding the fact that such director is not otherwise personally interested in a Related Party Transaction, be deemed interested in such Related Party Transaction.

               "FILING DATE" shall mean May 28, 1999.

               "KPCB AFFILIATES" shall mean collectively, Kleiner, Perkins, Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II, each a California partnership, and James Clark.

               "LCO AGREEMENT" means the provisions of the LCO Agreement Term Sheet, set forth as Exhibit B to the letter agreement dated May 15, 1997, among TCI Sub, Comcast Sub and Cox Sub and certain of their respective Affiliates and the Corporation, as amended from time to time (the "LCO AGREEMENT TERM SHEET"); provided that if the matters set forth in the LCO Agreement Term Sheet are superseded by a definitive agreement which is executed by the necessary parties thereto, such definitive agreement will constitute the LCO Agreement for all purposes hereunder.

               "MASTER DISTRIBUTION AGREEMENT" shall mean the provisions of the Master Distribution Agreement Term Sheet, set forth as Exhibit A to the letter agreement dated May 15, 1997, among TCI Sub, Comcast Sub, and Cox Sub and certain of their respective Affiliates and the Corporation, as amended from time to time (the "MASTER DISTRIBUTION AGREEMENT TERM SHEET"); provided that if the matters set forth in the Master Distribution Agreement Term Sheet are superseded by a definitive agreement which is executed by the necessary parties thereto, such definitive agreement will constitute the Master Distribution Agreement for all purposes hereunder.

               "OUTSIDE DIRECTOR" means any director of the Corporation who (i) is not an officer (other than any Vice Chairman) of, or employed by, the Corporation or its Subsidiaries and (ii) is not an Affiliate or Associate of any of Cox Enterprises, Inc., a Delaware corporation, Comcast or TCI or any of their respective Controlled Affiliates (other than the Corporation and its Subsidiaries).

               "PARENT" has the meaning given to such term in the Stockholders' Agreement.

               "PERMITTED REPURCHASES" means the right or obligation of the Corporation to repurchase or redeem securities at any time, out of funds legally available therefor, (x) from employees, directors or consultants of the Corporation or any Subsidiary thereof, shares of equity securities of the Corporation, equity securities of any Subsidiary of the Corporation or options, warrants or other rights to acquire such securities issued to such employees, directors or consultants provided that such repurchase is pursuant to repurchase or redemption rights contained in the instrument pursuant to which such securities were originally issued and (y) from the Comcast Stockholder Group any Subject Shares upon the Corporation's exercise of the @Home Repurchase Right pursuant to the Master Distribution Agreement.

               "PROMOTIONAL AGREEMENT" means an agreement entered into between a content provider and the Corporation (individually and not through an agency relationship with a Cable Parent or any of its Controlled Affiliates) providing for the promotion of such content or content provider on the @Home Services (e.g., through button or hot link placement on the browsers, home pages or theme pages in the National Area (as defined in the Master Distribution Agreement), by the @Home video barker or otherwise) as the Corporation and such content provider shall agree, at which point such promotional activity shall become a part of the @Home Services, subject, however, to the Cable Parent Exclusion Right (as defined in the Master Distribution Agreement).

               "SPECIAL DIRECTOR APPROVAL RIGHT" means the requirement set forth in clause (i)(a)(y)(1) of the definition of Board Action contained herein, which requirement shall continue in effect so long as TCI Sub beneficially owns at least (i) 15,400,000 shares of Series B Common Stock, which shares are Company Securities and as adjusted for stock splits, stock dividends and the like occurring after the Filing Date, and (ii) securities representing a majority of the outstanding voting power of the Corporation.

               "SPECIAL VOTING STOCK" shall mean any class or series of capital stock of the Corporation established or authorized after the Filing Date (including pursuant to the authority granted herein to the Board to establish the designations, preferences, rights and qualifications, limitations and restrictions of any series of Series Preferred Stock pursuant to Board Action) having voting rights deemed senior to those of the holders of Series A Common Stock or Series K Common Stock. A class or series of capital stock shall be deemed to have senior voting rights and to be Special Voting Stock if holders of such security (x) are entitled to more than one vote per share (determined on an as-converted into Common Stock basis) when voting with the holders of Common Stock or (y) are entitled to vote as a separate class or series upon any matter submitted to a vote of all of the stockholders of the Corporation other than (i) as required by Section 242(b) of the DGCL, (ii) with respect to the creation or issuance of a class or series of capital stock which is to rank senior to such capital stock as to liquidation rights or rights relating to dividends, distributions, repurchases and redemptions, (iii) with respect to amendments to the terms and provisions of such securities, or (iv) such additional matters as would be customary or appropriate in the context of the issuance of such class or series of capital stock in a financing transaction with a third party (as opposed to a strategic transaction) in light of the circumstances under which such financing transaction is being consummated.

               "SPECIAL WRITTEN CONSENT" when used with respect to the approval of any action by the Board, means a written consent to such action executed by all of the members of the Board, provided, that such written consent is executed by directors subsequent to a meeting of the Board, the notice of which meeting set forth the matter which is the subject of such written consent and a reasonably detailed description of such matter.

               "STOCKHOLDERS' AGREEMENT" shall mean that certain Amended and Restated Stockholders' Agreement, dated as of July 16, 1997, by and among the Corporation, TCI Sub, Comcast Sub, Cox Sub and the KPCB Affiliates and certain Affiliates of such Persons, as amended from time to time.

               "SUBJECT SHARES" has the meaning given to such term in the Master Distribution Agreement.

               "SUBSIDIARY" of any Person shall mean (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

               "SUPERMAJORITY VOTE" has the meaning given to such term in Section B(4)(a) of Article V of this Certificate.

               "TCI" shall mean Tele-Communications, Inc., a Delaware corporation, but in the event of a Qualified Spin Off Transaction (as defined in the Stockholders' Agreement) relating to the TCI

Stockholder Group (as defined in the Stockholders' Agreement), such term shall mean the Spin Off Parent (as defined in the Stockholders' Agreement) resulting from such Qualified Spin Off Transaction.

               "TCI SUB" shall mean TCI Internet Holdings, Inc., a Colorado corporation, and any Controlled Affiliate of TCI, to which Company Securities are transferred in accordance with the terms of the Stockholders' Agreement.

               "UNANIMOUS VOTE" has the meaning given to such term in Section B(4)(b) of Article V of this Certificate.

               2.     Vote Required for Actions of the Board or Committees.

                      (a) Except as otherwise provided by law or this Certificate and subject to the rights of approval set forth in paragraphs 3, 4, 5 and 7 below, any action or approval by the Board of Directors or any committee thereof shall require that approval therefor be obtained by Board Action.

                      (b) Any approval of the Series B Common Stock Directors may be evidenced by the affirmative vote of such Series B Common Stock Directors
(i) at the Board meeting or committee meeting at which such action is approved,
(ii) by unanimous written consent of the Board or a committee thereof including such Series B Common Stock Directors, or (iii) by a separate approval granted at a meeting of such Series B Common Stock Directors or by written consent of the requisite number of such Series B Common Stock Directors required for the matter being considered by such Series B Common Stock Directors under the definition of Board Action contained herein. The requirements for Series B Common Stock Director approval herein and the procedures thereof are included by virtue of the authority contained in Section 141(a) of the DGCL.

                      (c) Except as specifically provided in paragraph 6 below with respect to the powers of the .Com Committee, no committee of the Board shall have the power to act on any Related Party Transaction, Supermajority Item, Unanimous Item or any Related Party .Com Agreement or Related Party Promotional Agreement.

               3.     Related Party Transactions.

                      (a) Without limiting the application of any provision of Delaware law, including but not limited to DGCL Section 144, relating to the approval of transactions by members of the Board who are interested directors, any Related Party Transaction must be approved by a Board Action.

                      (b) A "RELATED PARTY" shall mean any holder of more than 5% of the voting power of the Corporation or a Related Party Affiliate of such holder. The term "RELATED PARTY TRANSACTION" shall mean any transaction between the Corporation and a Related Party; provided, however, that the following transactions will not be Related Party Transactions: (i) any transaction or series of related transactions, that (x) are in the ordinary course of business, (y) are on arms' length terms, and (z) involve an aggregate amount that is less than $1,000,000; (ii) the entering into of LCO Agreements and other agreements for the provision of ancillary or related services by the Corporation, between a Related Party or its Related Party Affiliates, on the one hand, and the Corporation, on the other hand, provided that the terms of such LCO Agreements or such other agreements are no more favorable to such Related Party and its Related Party Affiliates than the terms of similar agreements then currently offered by or generally available from the Corporation to each other Cable Parent or its Controlled Affiliates (without regard to the size (through volume discounts or otherwise) or identity of such Cable Parent or its ownership of securities of the Corporation); and (iii) the entering into or performance under any .Com Agreement or Promotional Agreement. The term "RELATED PARTY AFFILIATE" shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person; provided, that (i) any Person owning, directly or indirectly, in excess of 25% of the equity interests (on a fully diluted basis) of any other Person shall be deemed to Control such other Person, and (ii) the Corporation will not be deemed to be a Related Party Affiliate of any Parent or such Parent's Related Party Affiliates.

               4.     Supermajority and Unanimous Approval Requirements.

                      (a) Supermajority Items. For purposes of determining whether or not there has been Board Action with respect to any of the following matters ("SUPERMAJORITY Items"), so long as the holders of Series B Common Stock are entitled to elect at least one Series B Common Stock Director, the affirmative vote or written consent of seventy-five percent (75%) (rounded up to the nearest whole number of directors) of the total number of the Series B Common Stock Directors voting separately from the other directors of the Corporation shall be required (such vote or consent, a "SUPERMAJORITY VOTE"):

                             (1) The merger, consolidation or other business
combination by the Corporation or any Controlled Affiliate of the Corporation into or with any other entity, other than any transaction involving only the Corporation and/or one or more directly or indirectly wholly owned Subsidiaries of the Corporation; provided, however, that the provisions of this paragraph shall not apply to transactions which have been approved in accordance with subparagraphs (2) or (4) below, or which would not otherwise require approval thereunder.

                             (2) The acquisition (other than an acquisition
covered by subparagraph (4) below) by the Corporation or any Controlled Affiliate of the Corporation of any assets or properties (including stock or other equity interests of a third party) in one transaction or a series of related transactions, which assets or properties have an aggregate purchase price or value in excess of 20% of the fair market value of the assets of the Corporation (on a consolidated basis).

                             (3) The disposition by the Corporation or any
Controlled Affiliate of the Corporation of any assets or properties (including stock or other equity interests of a third party) in one transaction or a series of related transactions having an aggregate value in excess of fifty percent (50%) of the fair market value of the assets of the Corporation (on a consolidated basis).

                             (4) The acquisition by the Corporation or any
Controlled Affiliate of the Corporation of any assets or properties in exchange for or in consideration of the sale or issuance to any Person of capital stock of the Corporation which sale or issuance would constitute in excess of 16-2/3% of the fully diluted shares of the Corporation (on a common stock equivalent basis) (including such shares to be issued or sold); provided, however, that the provisions of this subparagraph (4) shall not be deemed to apply to any issuances or sales of capital stock solely for cash.

                             (5) The approval of the Chief Executive Officer of
the Corporation, and the removal of any Chief Executive Officer and the appointment of any successor thereto.

                             (6) Any actions resulting in the voluntary
dissolution or liquidation of the Corporation, or the initiation of any proceedings relating to the voluntary bankruptcy of the Corporation.

                             (7) Any amendment, alteration or repeal of any
provision of this Certificate or the Bylaws of the Corporation, other than (A) the filing of any Certificate of Designation or amendment to this Certificate establishing any class or series of Series Preferred Stock of the Corporation, the establishment, issuance and sale of which would not require a Supermajority Vote pursuant to subparagraph (8) below, and (B) any amendment to or a modification of this Certificate which is necessary in order to implement any action which has been otherwise approved by a Supermajority Vote.

                             (8) The (A) establishment, creation or designation
of any additional class or series of capital stock or any security having a direct or indirect equity participation in the Corporation and (B) sale or issuance of (i) shares of capital stock or securities having a direct or indirect equity participation in the Corporation, or (ii) warrants, options or rights to acquire shares of capital stock or securities having a direct or indirect equity participation in the Corporation or securities convertible into or exchangeable for capital stock or any security having a direct or indirect equity participation in the Corporation, in each case, which capital stock or other security constitutes Special Voting Stock; provided that no capital stock of the Corporation, the issuance of which would, in accordance with this paragraph 4, require a Unanimous Vote of the Series B Common Stock Directors, shall be issued without such Unanimous Vote of the Series B Common Stock Directors.

                             (9) Any increase during a calendar year in the
total number of shares of Series A Common Stock issued to, and reserved for issuance to, management (including shares reserved for issuance upon exercise of options, warrants or other rights) pursuant to all incentive compensation plans (collectively, the "MANAGEMENT STOCK PLAN") where the total of all such increases during that calendar year (including the proposed increase which is the subject of consideration) exceeds the Maximum Amount (as defined below) for such calendar year. The "MAXIMUM AMOUNT" for any calendar year equals

                                    (i) 0.04 multiplied by the number of shares
of Common Stock outstanding on a fully diluted basis, assuming the issuance of all shares reserved for issuance in the Management Stock Plan prior to such increase and the assumed issuance of shares upon the exercise of all other outstanding options, warrants and other rights to acquire shares, as of the close of business on December 31 of the immediately preceding calendar year (the "BASE DATE") appropriately adjusted for any stock splits, stock dividends and the like; plus

                                    (ii) the excess, if any, of

                                            (x) the Maximum Amount calculated as
of the close of business on December 31 of the calendar year immediately preceding the Base Date appropriately adjusted for any stock splits, stock dividends and the like, over

                                            (y) the total number of shares (A)
added to the reserve under the Management Stock Plan in the calendar year in which the Base Date occurs plus (B) issued under the Management Stock Plan in the calendar year in which the Base Date occurs (other than any shares which had previously been reserved prior to the calendar year in which the Base Date occurs and are subsequently issued in the calendar year in which the Base Date occurs), appropriately adjusted for any stock splits, stock dividends and the like.

                             (10) (A) The declaration or payment of any dividend
on, or the making of any distribution to holders of, equity securities of any Controlled Affiliate of the Corporation (other than a wholly owned Subsidiary) or (B) the purchase, redemption or other acquisition for value of any equity securities of any Controlled Affiliate of the Corporation or any options, warrants or other rights to acquire such securities (other than a Permitted Repurchase).

                             (11) The adoption of any budget which is or
contains a Non-Pro Rata Roll-Out Budget (as defined in the Master Distribution Agreement).

                             (12) The appointment of any Outside Directors to
the .Com Committee following the IPO (other than the Corporation's Chief Executive Officer and the members of the .Com Committee immediately prior to the
IPO).

                      (b) Unanimous Items. For purposes of determining whether or not there has been Board Action with respect to the following matters ("UNANIMOUS ITEMS"), so long as the holders of Series B Common Stock are entitled to elect at least one Series B Common Stock Director, the affirmative vote or written consent of 100% of the total number of the Series B Common Stock Directors voting separately from the other directors of the Corporation (such vote or consent, a "UNANIMOUS VOTE") shall be required:

                             (1) Any amendments to or modifications of the items
listed in this paragraph 4 or the requisite vote or consent for approval thereof.

                             (2) Any increase in the number of the Series B
Common Stock Directors.

                             (3) Any modification of the rights of the holders
of the Series B or Series K Common Stock to designate and elect directors.

                             (4) The appointment of any directors (other than
the Corporation's Chief Executive Officer and the other initial members thereof elected following the Filing Date or any Outside Directors elected in accordance with subparagraph (a)(12) above), to the .Com Committee.

                             (5) Any amendment or modification to the
Specifications and Standards set forth in the Master Distribution Agreement which would require the Operator Facilities (as defined in the Master Distribution Agreement) of any Cable Parent to be capable of distributing or providing Video Services (as defined in the Master Distribution Agreement) in excess of the duration limitation set forth in the Specifications and Standards.

               5. Approval of .Com and Promotional Agreements. The execution, delivery and performance of any .Com Agreement or Promotional Agreement between a Related Party or its Related Party Affiliates, on the one hand, and the Corporation or its Affiliates, on the other hand (a "RELATED PARTY .COM AGREEMENT" or a "RELATED PARTY PROMOTIONAL AGREEMENT," respectively), may be approved by the Corporation pursuant to any of the following methods: (x) approval by the authorized officers of the Corporation (without the approval of the Board of Directors) to the extent such agreement contains the Corporation's standard terms and conditions for agreements of that sort to the extent such standard terms and conditions exist (i.e., the Corporation's applicable "rate card"), (y) approval of a majority of the total number of members of the .Com Committee or (z) approval by a majority of the Board of Directors, including all of the Series B Common Stock Directors so long as the holders of Series B Common Stock are entitled to elect at least one Series B Common Stock Director. The Cable Parent which is, or whose Related Party Affiliate is, such Related Party shall be entitled to select which of the foregoing methods pursuant to which such approval will be sought, or if more than one method is to be sought, the priority therefor. All decisions of the .Com Committee shall be made in accordance with the policies and provisions for the .Com Agreements and Promotional Agreements set forth in the Stockholders' Agreement. A Stockholder who is or whose Related Party Affiliate is the Related Party whose .Com Agreement or Promotional Agreement has been disapproved by the .Com Committee or the Board pursuant to clause (y) or (z) above, as the case may be, shall be entitled to a written explanation from the members of the .Com Committee or the Board, as the case may be, voting against such approval. Nothing contained in this section shall limit the right of the Directors under applicable law to inspect any .Com Agreements or Promotional Agreements.

               6. .Com Committee. There is hereby established a .Com Committee, which shall have the power and authority provided herein, and the Board of Directors shall cause members to be elected thereto pursuant to paragraphs 2 and 4 above. The .Com Committee shall have the following powers: to approve the execution, delivery and performance of any Related Party .Com Agreement or Related Party Promotional Agreement submitted to the .Com Committee pursuant to paragraph 5 above. The .Com Committee shall report all of its actions to the Board of Directors. The authorization to the .Com Committee shall not extend to the approval of any

 .Com Agreement or Promotional Agreement that is not a Related Party .Com Agreement or Related Party Promotional Agreement.

                      7. Powers of Board with Respect to Certain Committees. Except upon the vote of a majority of the Board of Directors (including, so long as the holders of Series B Common Stock are entitled to elect at least one Series B Common Stock Director, all of the Series B Common Stock Directors), the Board of Directors shall not (i) rescind, amend, repeal, supplement or otherwise modify any action or determination made by the .Com Committee, (ii) remove any member of the .Com Committee, (iii) amend any of the provisions of this Certificate (including this paragraph 7 and the preceding paragraph 6) or the Bylaws of this Corporation with respect to the .Com Committee, or (iv) dissolve or terminate the .Com Committee.

                                    SECTION C
                   LIMITATION ON LIABILITY AND INDEMNIFICATION

               1.     Limitation On Liability.

                      To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

               2.     Indemnification.

                      (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING") by reason of the fact that he, or a Person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section C. The Corporation shall be required to indemnify a Person in connection with a proceeding (or part thereof) initiated by such Person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                      (b) Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

                      (c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

                      (d) Non-Exclusivity of Rights. The rights conferred on any Person by this paragraph shall not be exclusive of any other rights which such Person may or hereafter acquire under any statute, provision of this Certificate, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

                      (e) Other Indemnification. The Corporation's obligation, if any, to indemnify any Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

               3.     Amendment or Repeal.

                      Any repeal or modification of the foregoing provisions of this Section C shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                    SECTION D
                               AMENDMENT OF BYLAWS

               In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken in accordance with the provisions of the Bylaws of the Corporation is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of the Corporation.

                                   ARTICLE VI
                                      TERM

                 The term of existence of the Corporation shall be perpetual.

                                   ARTICLE VII
                              STOCK NOT ASSESSABLE

               The capital stock of the Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of the Corporation. This Certificate shall not be subject to amendment in this respect.

                                  ARTICLE VIII
                                DGCL SECTION 203

               The Corporation shall not be governed by Section 203 of the DGCL.

               IN WITNESS WHEREOF, said corporation has caused this Amended and Restated Certificate of Incorporation to be executed and attested by its duly authorized officers on this ___ day of May, 1999.



                                             AT HOME CORPORATION



                                             By: /s/ Thomas A. Jermoluk
                                                --------------------------------
                                             Name:  Thomas A. Jermoluk
                                             Title:  President

Attest:  /s/ David G. Pine
        ---------------------------
        Name:  David G. Pine
        Title:  Secretary